Exhibit 10.1

January 7, 2019

KB Medical Systems, LLC

1990 K St NW

Suite 5R

Washington, DC 20006

Gentleman:

We are pleased to deliver this letter of intent (“LOI”) which sets forth the preliminary terms and conditions of the proposed acquisition of the assets of KB Medical Systems, LLC (“KB”) by Solei Systems, Inc. (“SOLI” or the “Company”) , free and clear of all debts, liabilities and claims of any creditor of or claimant against KB Medical Systems, LLC, except as expressly listed on Schedule “1” or as otherwise agreed by the parties at Closing. The proposed acquisition will be undertaken through the issuance of common shares of SOLI to KB Medical Systems, LLC in a transaction that qualifies for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), having an average market value at closing of $ 15 million (the “Stock”), based on the average market closing price for SOLI common stock for the five (5) trading days ending the day prior to the day of the closing (the “Acquisition”), plus an additional $5 million in capital contributions to the business of KB known as CareClix after the Acquisition.

The terms of the Acquisition and other transactions contemplated in connection therewith which are set forth herein are based upon the Company’s preliminary and limited review of certain information concerning the business, assets, operations, condition and prospects of KB Medical Systems and CareClix. Therefore, the Company reserves the right to modify the tax, legal and/or accounting structure of the Acquisition and any another relevant terms contained herein based upon the results of its due diligence investigation. It is understood that, as part of the Acquisition, SOLI will form a new subsidiary corporation (the “Subsidiary”) to acquire, own and operate the Assets, subject to the Liabilities and the business known as CareClix.

1.       Definitive Agreement. It is currently contemplated that the Acquisition will consist of the acquisition of all of the business, assets and subsidiaries of KB Medical Systems, LLC, including CareClix, except for any assets expressly to be excluded from the Acquisition as listed on Schedule “2”, free and clear of any claims, debts, security interests, pledges or other liabilities of any kind of KB other than those listed on Schedule “1” (the Liabilities”) and shall be approved by KB and the members of KB, in exchange for the Stock. The terms and provisions of the Acquisition shall be described in a definitive acquisition agreement (the “Agreement”) by and between the Company, KB and the members of KB which shall contain the terms and conditions set forth in this LOI, as modified and amended by subsequent negotiations of the parties, and such representations and warranties, covenants, indemnities and conditions that are usual and customary in an Acquisition of this kind. If the Agreement has not been approved and executed by the Board of Directors of the Company, by KB and by the members of KB, on or before January 31, 2019, this LOI shall expire and the transactions as anticipated hereunder shall be deemed to have expired without execution, unless otherwise agreed to in writing by the parties.

2.       Consideration. The consideration for the Acquisition shall be shares of common stock of SOLI with an aggregate value of $15 million at Closing (the “Stock”) (which will qualify under Section 351 of the Code) with commitment by SOLI to provide an additional $5 in working capital, to be used as operating capital for the new subsidiary of SOLI and for such other purposes as is agreed in the Definitive Agreement. In exchange for the Consideration, at Closing (as defined below), KB shall transfer and convey the Assets as directed in the Agreement and shall indemnify and hold harmless the Company from any liability, loss or cost relating to the Company’s liabilities, other than the liabilities to be assumed by the new Subsidiary of SOLI. All shares of common stock to be issued by SOLI pursuant to the transactions contemplated hereby shall be deemed to be unregistered “restricted securities” as defined by Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) unless otherwise agreed.

3.       Closing. Closing (“Closing”) shall take place within ten (10) days after the completion of due diligence as specified in the Agreement, and the satisfaction of all conditions to Closing in the Agreement, including all regulatory compliance requirements, but in no case later than March 31, 2019, unless otherwise agreed by the parties.

4.       Reserved.

5.       Representations; Covenants. The parties hereby represent and warrant that the execution and delivery of this LOI does not, and the consummation of the transactions contemplated hereby will not, breach, cause a default under or require the receipt of one or more consents or approvals of any party to, any existing or proposed contracts, arrangements or understandings to which he, she or it is a party except as otherwise provided in this LOI.

6. Conditions to Close. In addition to the other conditions to Closing specified herein and others which are included in the Agreement, the following will be conditions to proceeding with the Acquisition: (i) execution by each Party of the Agreement; (ii) approval of the Agreement and the Acquisition by the Members of KB Medical Systems in compliance with applicable state corporate law and federal and state securities laws; (iii) delivery of the Consideration to KB Medical Systems free of Liabilities; (iv) completion of the Acquisition and transfer of the Assets to the newly formed subsidiary of SOLI, including all required regulatory compliance; and (v) completion of due

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diligence to the satisfaction of the Company. In addition, the Definitive Agreement will include provisions for the following conditions, as hereafter agreed by the parties:

(a)	Securing of the agreed working capital of $5 million by SOLI to be contributed to the business of CareClix held by the Subsidiary as working capital within 120 days after Closing;
(b)	A provision for reversal of the Acquisition at the option of the Members of KB, by unanimous vote, in the event the full amount provided for in Section 6(a) has not been completed as provided therein, in which event all of the Shares of SOLI issued to KB at Closing shall be returned to SOLI and cancelled and the Subsidiary shall convey to KB all of the Assets, subject to any then existing liabilities incurred in due course of the CareClix business;
(c)	A “make-up” provision under which the total number of Shares of SOLI issued as the Consideration at Closing shall be adjusted (upward but not downward) such that the aggregate value of the Shares issued at Closing plus any such make-up shares, shall be equal to not less than $15 million, based on the trailing ten (10) day average closing price of SOLI common stock on the open market for the period commencing 18 months after SOLI common stock is admitted to trading on the OTC Markets or such other public market on which the shares are then traded.
(d)	An undertaking that certain designated officers or principals of the CareClix business will be employed by the Subsidiary as officers or principals, on such terms and conditions as are agreed to among the parties at Closing;
(e)	A provision that the existing operating managers of the CareClix business shall continue to operate the CareClix business in the Subsidiary, under the guidance of the SOLI Board of Directors after Closing, as set forth in appropriate agreements between the Subsidiary and each such party.
(f)	Such other provisions as SOLI, KB and the Members of KB shall agree upon.

7.       Access to KB Medical Systems; Operation in Ordinary Course. Following the execution of this LOI and prior to Closing, KB Medical Systems will cause or permit representatives of the Company to have reasonable access, during normal business hours, to KB Medical Systems’ management, records, facilities, accountants, auditors, attorneys and other advisors. During such period and except as otherwise provided in this LOI, KB will (a) operate only in the ordinary course of business, (b) take commercially reasonable efforts to maintain the value of its business as a going concern and preserve its goodwill and its relationships with customers, suppliers, creditors, contractors and employees, and (c) notify the Company of any material adverse change with respect to KB Medical Systems’ condition, business, assets, operations or prospects.

8.       Public Announcements. The Parties hereto will not make public announcements or other disclosures concerning the transaction set forth in this LOI until and unless the Agreement is prepared and executed by all parties as provided herein, and then only as required by regulatory or contractual disclosure requirements, but not without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld. Notwithstanding the foregoing, any of the Parties may at any time make any announcements which are required by applicable law so long as such Party promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other party in good faith the exact wording of any such announcement.

9.       Confidentiality.

(a)       The Parties recognize that in the course of undertaking the efforts contemplated by this letter, each of them may have access to confidential or proprietary information belonging to the other Party and the further agree that they remain bound by that certain [Nondisclosure Agreement] dated July 17, 2018, by and between the parties hereto.

10.       Cooperation; Expenses. The Parties will reasonably cooperate with each other in order to effect the transactions contemplated by this LOI as promptly as practicable. Each Party will be responsible for its own costs and expenses, including, without limitation, fees and expenses of attorneys, accountants, auditors, appraisers, bankers and other third parties, incurred by such Party in connection with the Acquisition, including without limitation costs and expenses related to the structuring of the Acquisition, the preparation and negotiation of this LOI and the Agreement, and the conduct of a meeting of the shareholders or members of any Party required to approve the Acquisition and such costs shall not be included in the Liabilities.

11.       Binding Nature. This LOI is a statement of the present intent and understanding of the Parties with respect to the Acquisition contemplated hereby. This LOI is subject to the fulfillment of all conditions set forth herein and the satisfaction of all legal prerequisites to the closing of the transaction contemplated herein. It is expressly understood by the Parties that, except as set forth in the following sentence, this LOI is not a binding agreement or commitment of any of the Parties, and that it does not, and will not, give rise to any legally binding obligation on the part of any of the Parties. Notwithstanding the foregoing, this LOI constitutes a binding agreement of the parties as to all of Sections 4, 9, 10, 11, and 13 hereof. This LOI supersedes any prior proposals, letters or other discussions between the Parties concerning the subject matter hereof, and all such proposals, letters or other discussions are likewise of no binding effect and the further agree that they remain bound by that certain [Nondisclosure Agreement] dated July 17, 2018, by and between the parties hereto. Except as otherwise provided herein, the binding agreements set forth in this LOI may be amended or modified only by a writing executed by the Parties. In the event of any subsequent disagreement or inconsistencies, the provisions of the Agreement, when executed, shall supersede any provision of this letter.

12.       Counterparts. This LOI may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

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13.       Governing Law. All disputes under this LOI and the other agreements and documents desirable to effect the transactions contemplated by this LOI (“Disputes”) shall be settled by final and binding arbitration in Alexandria, Virginia under the then effective Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”), as modified hereby. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction. The award rendered by the arbitrator shall be final and binding on the parties. There shall be one (1) arbitrator who shall be appointed by AAA in accordance with the listing, striking and ranking procedure in the Rules and such appointment shall be binding on the parties. The arbitrator shall have the authority to award any remedy or relief that a court in the Commonwealth of Virginia could order or grant, including specific performance of any obligation created hereunder, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator shall apply the law of the Commonwealth of Virginia in deciding the merits of any Dispute. The arbitration award will be in writing. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrator’s orders to that effect. In addition to damages, the arbitrator may award any remedy provided for under applicable law and the terms hereof, including, without limitation, specific performance or other forms of injunctive relief. It is the intent of the Parties that any arbitration shall be concluded as quickly as reasonably practicable. The parties shall share equally the fees and expenses of the arbitration, unless the arbitrator shall determine that a different allocation of such fees and expenses is appropriate in the circumstances, in which event the arbitrator’s determination shall be final and binding upon the parties. Under no circumstances shall there be an awards or, or the entitlement to, any damages for lost profits, loss of bargain, contractual damages, tort damages, or other damages based on failure or inability to complete the Acquisition Agreement or to close the transactions contemplated for any reason whatsoever.

14.       Assignment. Neither Party may assign any rights hereunder without the prior written consent of the other Parties.

15.       Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

16.       Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission and on the third (3rd) calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any Party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

If you agree to the foregoing, please return a signed copy of this LOI to the undersigned no later than January 10, 2019 after which time this LOI will expire if not so accepted.

Signature Page to Follow

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Solei Systems, Inc

__Joshua Flood,________ President______

Print Name / Title

_/s/______________________________________

Signature

January 7, 2019

Date

For KB Medical Systems, LLC

_Dr. John Korangy__________________________

Print Name / Title

_/s/_______________________________________

Signature

January 7, 2019

Date

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